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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use in the Registration Statement of Integral Systems, Inc. on Form S-1 (Registration No. 333 - _____) of our report dated November 21, 1997, on our audits of the consolidated financial statements of Integral Systems, Inc. and its subsidiaries as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995, and to the use of our name as it appears under the caption "Experts".



                                                /s/ Rubino & McGeehin, Chartered

June 30, 1998                                       Rubino & McGeehin, Chartered
Bethesda, MD                                        Certified Public Accountants